Exhibit 99.3
UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma consolidated combined financial information is provided to aid you in your analysis of the financial aspects of the Merger and Financing Transactions and presents the combination of the financial information of Salarius and Decoy adjusted to give effect to the Merger and Financing Transaction, or collectively, the Pro Forma Adjustments. Capitalized terms included but not defined below have the same meaning as defined elsewhere in this filing
On January 10, 2025, Salarius entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Salarius, Decoy Therapeutics Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Salarius (“First Merger Sub”), Decoy Therapeutics Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Salarius (“Second Merger Sub”), and Decoy. Pursuant to the Merger Agreement, Salarius will merge with Decoy (the “Merger”) by causing First Merger Sub to be merged with and into Decoy, with Decoy surviving the merger as a wholly-owned subsidiary of Salarius (the “First Merger”). Immediately following the First Merger, Decoy will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity. Merger Closing is conditioned upon, among other things, minimum proceeds from an offering of at least $6.0 million (the “Qualified Financing” or “Financing Transaction”).
In the Qualified Financing, Salarius is offering an estimated 1,470,588 shares (based upon the Company’s stock price on August 20, 2025) of its common stock, par value $0.0001 per share (the “common stock”), and warrants in exchange for expected proceeds of $8.0 million. Salarius executed a reverse stock split on August 15, 2025 in a ratio of 1 for 15 . As a result of the stock split and the Company’s stock price on August 20, 2025 of $5.44, the Company expects to issue 1,470,588 shares of common stock in addition to warrants in connection with the Qualified Financing.

The Merger is structured as a stock-for-stock transaction pursuant to which all of Decoy’s outstanding equity interests will be exchanged based on an exchange ratio for consideration of a combination of (a) shares of Salarius’ common stock in an amount up to (i) 19.9% of Salarius’ total shares outstanding as of January 10, 2025 minus (ii) any shares of Salarius common stock issued in any private placement between January 10, 2025 and the effective time of the First Merger, and (b) shares of Series A preferred stock (“Series A Preferred Stock”) and Series B preferred stock (“Series B Preferred Stock”), which are newly designated series of preferred stock that are intended to have economic rights equivalent to the common stock, but with only limited voting rights. The number of shares of common stock to be issued at the closing of the Merger (“Merger Closing”) and the number of shares of common stock underlying the Preferred Stock to be issued at Merger Closing is based on contractually agreed upon debt conversion prices and an exchange ratio. In the original Merger Agreement, the exchange ratio assumed a base value of $28.0 million for Decoy and $4.6 million for Salarius.
In the original Merger Agreement, this ratio was subject to adjustment based on the balance sheet cash available to each of Salarius and Decoy at Merger Closing (excluding any proceeds raised in any Qualified Financing). On March 28, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1”), pursuant to which the parties agreed to eliminate the adjustment based on the relative balance sheet cash available to Salarius and Decoy at Closing. Accordingly, under Amendment No. 1, the relative ownership percentages of the combined company became effectively fixed, with Salarius’ legacy stockholders retaining 14.1% and Decoy’s legacy stockholders retaining 85.9% of the combined company following the completion of the Merger, in each case calculated on a fully-diluted basis, and before taking into account the dilutive effects of the Qualified Financing and any issuance of securities pursuant to such Qualified Financing after January 10, 2025, the date of entry into the original Merger Agreement.
On June 10, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 2 to the Merger Agreement (“Amendment No. 2”) to address significant changes in market conditions and secure necessary consents from Decoy noteholders for the completion of the transaction.
Since the execution of the original Merger Agreement in January 2025 and following the execution of Amendment No. 1, Salarius’ common stock price has experienced substantial deterioration, materially affecting the relative valuations underlying the exchange ratio. As a result, the parties have agreed to reduce Salarius’ relative valuation from $4.6 million at the time of the original Merger Agreement to $2.31 million. This reduction results in a change in the exchange ratio such that the number of shares of common stock underlying Salarius’ Preferred Stock to be issued to Decoy stockholders at Merger Closing will be increased by approximately 17 million shares. Accordingly, under Amendment No. 2, the relative ownership percentages of the combined company will result in Salarius’ legacy stockholders retaining 7.6% and Decoy’s legacy stockholders retaining 92.4% of the combined company following the completion of the Merger, in each case calculated on a fully-diluted basis, and before taking into account the dilutive effects of the Qualified Financing and any issuance of securities pursuant to such Qualified Financing after June 10, 2025, the date of Amendment No. 2.
In addition, Amendment No. 2 revised the form of Certificate of Designation (as defined further below) for Preferred Stock that will be filed upon Merger Closing to include post-closing anti-dilution price protection for holders of Preferred Stock whereby if, following completion of the Qualified Financing and the Merger, Salarius conducts any subsequent dilutive financing of at least $2 million at a weighted average effective price per share below the offering price offered to the public in the Qualified Financing, the conversion ratio will be reset to provide additional shares to Preferred Stockholders in an amount proportional to the dilution caused by such offering, with such protection applying for one year from issuance. The revised Certificate of Designation also provides that the Preferred Stock will not be convertible until the combined company meets the relevant initial listing standards of Nasdaq and contains a Salarius’ common stock. As provided in the original Certificate of Designation, the Preferred Stock will also not convert until Salarius obtains stockholder approval pursuant to Nasdaq listing rule 5635. Salarius intends to register the issuance of the shares of Salarius common stock underlying the Preferred Stock within 60 days of the Merger Closing.
On July 18, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 3 to the Merger Agreement (“Amendment No. 3”) to allow certain holders of Decoy’s non-convertible promissory notes (the “Decoy Promissory Notes”) to exchange such debt for shares of Salarius' newly created Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”) pursuant to note exchange agreements between the holders of Decoy Promissory Notes and Decoy (the “Note Exchange Agreements”). The number of shares underlying the Series B Preferred Stock will be calculated by dividing the principal and interest owed on the exchanged Decoy Promissory Notes by the per share offering price in the Qualified Financing, with the shares underlying the Series A

Preferred Stock being reduced on a one-for-one basis by the number of shares underlying the Series B Preferred Stock, such that the relative percentage ownerships (pre-Qualified Financing) remain unchanged. The Series B Preferred Stock is identical in all material respects to the Series A Preferred Stock, including a conversion ratio of 1,000 shares of common stock per preferred share, and subject to similar adjustment and conversion restrictions, except for certain redemption and conversion provisions that include: (i) mandatory redemption requiring fifty percent (50%) of net proceeds from Salarius’ at-the-market equity program and equity line of credit to be used for redemption of the Series B Preferred Stock until fully redeemed, (ii) optional redemption allowing Salarius to redeem all or any portion of the outstanding Series B Preferred Stock at any time following the Merger Closing, and (iii) optional conversion at the discretion of the holders upon stockholder approval of the conversion of the Series B Preferred Stock and the Company’s achievement of the Nasdaq initial listing standards for a period of one year following such approvals, at which time remaining shares of Series B Preferred Stock shall automatically convert into Company common stock at the conversion ratio. Amendment No. 3 also requires the Company to effectuate the transactions contemplated by the Note Exchange Agreements, with the closing of such agreements to occur at the Merger Closing.
On July 29, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 4 to the Merger Agreement (“Amendment No. 4) to modify the conversion terms of the Company’s form of Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Non-Voting Convertible Preferred Stock (collectively, the “Preferred Stock”) to further incentivize the consent and conversion by the holders of certain convertible and non-convertible notes of Decoy. Specifically, the Fourth Amendment modifies the Certificate of Designations for each series of Preferred Stock to (i) remove the $2 million threshold requirement for triggering a “subsequent financing” under Section 7(e) that results in a proportional adjustment to the conversion ratio, (ii) change the conversion price adjustment calculation from a weighted average pricing mechanism to the actual per share offering price in any subsequent financing, and (iii) eliminate the one-year limitation on adjustments to the conversion ratio such that the adjustment will apply until such time as the Company’s stockholders approve the conversion of the Preferred Stock and the Company meets applicable Nasdaq initial listing standards.
Except as modified by Amendment No. 4, the terms of the original Merger Agreement and Amendment Nos. 1, 2 and 3 remain in full force and effect.
The respective ownership percentages were the result of arm’s length negotiations between the management team of Salarius and the management team of Decoy, along with their respective advisors and under the direction of each company's board of directors. The parties originally agreed to a fair market value of Salarius of $4.6 million (assuming Salarius delivered $0 of net cash at Merger Closing) as determined by a value of $3.1 million attributable to its public company listing (based on Salarius’ market capitalization as of October 11, 2024, the date the term sheet between the Company and Decoy was entered into) and $1.5 million for its pipeline asset SP-3164, which Decoy has indicated it believes it could incorporate into its platform technology. With respect to Decoy’s valuation, the parties agreed to a value of $28.0 million for Decoy based on, among other things, an implied valuation of Decoy in connection with the issuance of previously issued convertible notes issued by Decoy in 2022 (which had assigned the Company an implied value of $25 million), Decoy’s ongoing scientific and technical achievements over the ensuing years following the issuance of such convertible notes, and publicly available information regarding the value of certain of Decoy’s competitors. The parties agreed to amend the fair market value of Salarius pursuant to

Amendment No. 2 to address significant changes in market conditions and secure necessary consents from Decoy noteholders for the completion of the transaction. In connection with Amendment No. 2, the parties agreed to a fair market value of Salarius of $2.31 million as determined by a value of $1.6 million attributable to its public company listing (based on Salarius’ market capitalization as of June 10, 2025, the date the parties entered into Amendment No. 2) and $0.71 million for its pipeline asset SP-3164, which Decoy has indicated it believes it could incorporate into its platform technology.
Salarius has preliminarily determined that the Merger will be accounted for as a reverse asset acquisition with Decoy considered the accounting acquirer. This determination is subject to a number of significant judgment and estimates, including that Decoy is not a variable interest entity due to the preliminary expectation that Decoy will have sufficient equity at risk based on the assumed equity at risk at Merger Closing. This conclusion is subject to change based on the actual equity at risk at Merger Closing. The determination that Decoy is considered the accounting acquirer is based on the expectations that, (i) immediately following the Merger, Decoy’s senior management will hold key positions in senior management of the combined organization; and (ii) following subsequent shareholder approval (A) Decoy stockholders will own a substantial majority of the voting rights of the combined organization and (B) Decoy will designate a majority of the members of the board of directors of the combined organization. The transaction is expected to be accounted for as a reverse asset acquisition as Salarius does not meet the definition of a business because at the time of the closing of the acquisition, Salarius is not anticipated to have processes or an organized workforce that significantly contribute to its ability to create outputs, and its fair value is concentrated in IPR&D. Accordingly, for accounting purposes: (i) the Merger will be treated as the equivalent of Decoy issuing stock to acquire the net assets of Salarius, (ii) the net assets of Salarius will be allocated a portion of the transaction price and recorded based upon their relative fair values in the financial statements at the time of closing, (iii) the reported historical operating results of the combined company prior to the Merger will be those of Decoy and (iv) for periods prior to the transaction, shareholders’ equity of the combined company is presented based on the historical equity structure of Salarius.
The following unaudited pro forma consolidated combined balance sheet as of June 30, 2025 combines the historical consolidated balance sheet of Salarius as of June 30, 2025 with the historical balance sheet of Decoy as of June 30, 2025 giving further effect to the Pro Forma Adjustments, as if they had been consummated as of June 30, 2025.
[The following unaudited pro forma consolidated combined statements of operations for the year ended December 31, 2024 combine the historical consolidated statement of operations of Salarius for the year ended December 31, 2024 and the historical statements of operations of Decoy for the year ended December 31, 2024, giving effect to the Pro Forma Adjustments as if they had been consummated on January 1, 2024, the beginning of the earliest period presented
The following unaudited pro forma consolidated combined statements of operations for the three months ended June 30, 2025 combine the historical consolidated statement of operations of Salarius for the three months ended June 30, 2025 and the historical statements of operations of Decoy for the three months ended June 30, 2025, giving effect to the Pro Forma Adjustments as if they had been consummated on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma consolidated combined financial statements have been derived from and should be read in connection with:
•the accompanying notes to the unaudited pro forma consolidated combined financial statements;
•the historical unaudited consolidated financial statements of Salarius as of and for the three months ended June, 2025 and the related notes included in this prospectus;
•the historical unaudited financial statements of Decoy as of and for the three months ended June 30, 2025 and the related notes included in this prospectus;
•the historical audited consolidated financial statements of Salarius as of and for the year ended December 31, 2024 and the related notes included in this prospectus;
•the historical audited financial statements of Decoy as of and for the year ended December 31, 2024 and the related notes included in this prospectus;
•the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Salarius,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Decoy,” and other financial information relating to Salarius and Decoy.
The unaudited pro forma consolidated combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The accounting for the Merger requires the financial calculation of Salarius’ net cash. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma consolidated combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the Merger Closing, will occur and these differences could have a material impact on the accompanying unaudited pro forma consolidated combined financial information and the combined company’s future results of operations and financial position.
The unaudited pro forma combined consolidated financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma consolidated combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had Salarius and Decoy been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited consolidated combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma consolidated combined financial information.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET
AS OF JUNE 30, 2025
(in thousands)

	Historical
	Decoy	Salarius	Financing Transaction Adjustments	Note 5	Transaction Accounting Adjustments	Note 5	Pro Forma Combined Total
Asset
Current assets:
Cash and cash equivalents	3,134	795	10,826	(a)	(1,075)	(b)	13,680
Prepaid expenses and other current assets	72	565	(510)	(a)	—		127
Total Current Assets	3,206	1,360	10,316		(1,075)		13,807
Fixed asset, net	51	—	—		—		51
Other assets	40	33	—		—		73
Total assets	3,297	1,393	10,316		(1,075)		13,931
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts Payable	759	1,482	(510)	(a)	—	(c)	1,731
Accrued expenses and other current liabilities	437	741	—				1,178
Notes payable	—	—	—		—		—
Accrued interest and financing expense	3,501	—	—		(3,501)	(c)	—
Deferred income - grants	3,226	—	—		—		3,226
Shareholder notes payable	140	—	—		—	(c)	140
Promissory notes payable	2,548	—	—		(2,548)	(c)	—
Senior Promissory note	1,180	—	(1,180)		—		—
Convertible note – demand promissory	2,610	—	—		(2,610)	(c)	—
Convertible note – seed Tranche A	3,233	—	—		(3,233)	(c)	—
Convertible note - seed	1,018	—	—		(1,018)	(c)	—
Convertible note - senior	10,448	—	—		(10,448)	(c)	—
Total Current Liabilities	29,100	2,223	(1,690)		(23,358)		6,275
Warrants	215	—	—		(215)	(c)	—
Total liabilities	29,315	2,223	(1,690)		(23,573)		6,275
Stockholders’ equity (deficit):
Salarius preferred stock; $0.0001 par value;	—	—	—		—	(d)	—
Decoy common stock, $0.001 par value	1	—	—		(1)	(d)	—
Salarius common stock	—	—	—	(a)	—	(c) (d)	—
Additional paid-in capital	1,808	83,761	12,326	(a)	(59,941)	(e)	37,954
Accumulated deficit	(27,827)	(84,591)	(320)	(a)	82,440	(f)	(30,298)
Total stockholders’ equity (deficit)	(26,018)	(830)	12,006		22,498		7,656
Total liabilities, convertible preferred stock and stockholders’ equity	3,297	1,393	10,316		(1,075)		13,931

UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2025
(in thousands, except share and per share data)

	Historical		Financing Transaction Adjustments	Note 5	Transaction Accounting Adjustments	Note 5	Pro Forma Combined Total
	Decoy	Salarius
Operating expenses:
Research and development	889	192	—		—		1,081
General and administrative	613	2,492	—		—		3,105
Total operating expenses	1,502	2,684	—		—		4,186
Operating loss	(1,502)	(2,684)	—		—		(4,186)
Other income (expense), net:
Interest income (expense)	(993)	17	—		993	(g)	17
Grant income	13	—	—		—		13
Fair value adjustments on convertible notes payable	(859)	—	—		859	(g)	—
Warrant liability expense	15	—	—		(15)	(g)	—
Warrant expense related to note modification	(531)	—	—		531		—
Financing expense	(141)	—	—		141	(g)	—
Total other income (expense), net	(2,496)	17	—		2,509		30
Net Income (loss)	(3,998)	$ (2,667)	$ —		$2,509		(4,156)
Net profit (loss) per share
Basic	$(3.10)	$(21.14)					$(1.13)
Diluted	$(3.10)	$(21.14)					$(1.13)
Weighted average number of common shares outstanding
Basic	1,287,930	126,160				(i)	3,683,964
Diluted	1,287,930	126,160				(i)	3,683,964

UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED December 31, 2024
(in thousands, except share and per share data)

	Historical		Financing Transaction Adjustments	Note 5	Transaction Accounting Adjustments	Note 5	Pro Forma Combined Total
	Decoy	Salarius
Operating expenses:
Research and development	2,465	770	—		—		$3,235
General and administrative	1,212	4,964	—		970	(h)	7,146
Total operating expenses	3,677	5,734	—		970		10,381
Operating loss	(3,677)	(5,734)	—		(970)		(10,381)
Other income (expense), net:
Interest income (expense)	(1,266)	159	—		1,266	(g)	159
Grant income	1,089	—	—		—		1,089
Fair value adjustments on convertible notes payable	(3,867)	—	—		3,867	(g)	—
Warrant liability expense	(935)	—	—		935	(g)	—
Financing expense	(114)	—	(320)	(a)	114	(g)	(320)
Unrealized loss	(1)	—	—		—		(1)
Impairment of IPR&D	—	—	—		(2,151)	(i)	(2,151)
Total other income (expense), net	(5,094)	159	(320)		4,031		(1,224)
Net Income (loss)	$ (8,771)	$ (5,575)	$(320)		$3,061		$(11,605)
Net profit (loss) per share
Basic	$ (6.81)	$(86.91)					$(3.16)
Diluted	$ (6.81)	$(86.91)					$(3.16)
Weighted average number of common shares outstanding
Basic	1,287,930	64,147				(j)	3,667,692
Diluted	1,287,930	64,147				(j)	3,667,692
See accompanying notes to the unaudited pro forma combined financial statements

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION
1.Description of the Transactions
The Merger
On January 10, 2025, Salarius entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Salarius, Decoy Therapeutics MergerSub I, Inc., a Delaware corporation and a wholly owned subsidiary of Salarius (“First Merger Sub”), Decoy Therapeutics MergerSub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Salarius (“Second Merger Sub”), and Decoy. Pursuant to the Merger Agreement, Salarius will merge with Decoy (the “Merger”) by causing First Merger Sub to be merged with and into Decoy, with Decoy surviving the merger as a wholly-owned subsidiary of Salarius (the “First Merger”). Immediately following the First Merger, Decoy will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity. Merger Closing is conditioned upon, among other things, minimum proceeds from an offering of at least $6.0 million (the “Qualified Financing”).
In the Qualified Financing, Salarius is offering an estimated 1,470,588 shares (based upon the Company’s stock price on August 20, 2025)of its common stock, par value $0.0001 per share (the “common stock”), and warrants in exchange for expected proceeds of $8.0 million. Salarius executed a reverse stock split on August 15, 2025 in a ratio of 1 for 15, prior to Salarius’ deadline for regaining compliance with the Nasdaq minimum bid price requirement by the end of August 2025. As a result of the stock split and the Company’s stock price on August 20, 2025 of $5.44, the Company expects to issue 1,470,588 shares of common stocks and warrants in connection with the Qualified Financing.

The Merger is structured as a stock-for-stock transaction pursuant to which all of Decoy’s outstanding equity interests will be exchanged based on an exchange ratio for consideration of a combination of (a) shares of Salarius’ common stock in an amount up to (i) 19.9% of Salarius’ total shares outstanding as of January 10, 2025 minus (ii) any shares of Salarius common stock issued in any private placement between January 10, 2025 and the effective time of the First Merger, and (b) shares of Series A preferred stock (“Series A Preferred Stock”) and Series B preferred stock (“Series B Preferred Stock”), which are newly designated series of preferred stock that are intended to have economic rights equivalent to the common stock, but with only limited voting rights. The number of shares of common stock to be issued at the closing of the Merger (“Merger Closing”) and the number of shares of common stock underlying the Preferred Stock to be issued at Merger Closing is based on an exchange ratio. In the original Merger Agreement, the exchange ratio assumed a base value of $28.0 million for Decoy and $4.6 million for Salarius.
In the original Merger Agreement, this ratio was subject to adjustment based on the balance sheet cash available to each of Salarius and Decoy at Merger Closing (excluding any proceeds raised in any Qualified Financing). On March 28, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 1 to the

Merger Agreement (“Amendment No. 1”), pursuant to which the parties agreed to eliminate the adjustment based on the relative balance sheet cash available to Salarius and Decoy at Closing. Accordingly, under Amendment No. 1, the relative ownership percentages of the combined company became effectively fixed, with Salarius’ legacy stockholders retaining 14.1% and Decoy’s legacy stockholders retaining 85.9% of the combined company following the completion of the Merger, in each case calculated on a fully-diluted basis, and before taking into account the dilutive effects of the Qualified Financing and any issuance of securities pursuant to such Qualified Financing after January 10, 2025, the date of entry into the original Merger Agreement.
On June 10, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 2 to the Merger Agreement (“Amendment No. 2”) to address significant changes in market conditions and secure necessary consents from Decoy noteholders for the completion of the transaction.
Since the execution of the original Merger Agreement in January 2025 and following the execution of Amendment No. 1, Salarius’ common stock price has experienced substantial deterioration, materially affecting the relative valuations underlying the exchange ratio. As a result, the parties have agreed to reduce Salarius’ relative valuation from $4.6 million at the time of the original Merger Agreement to $2.31 million. This reduction results in a change in the exchange ratio such that the number of shares of common stock underlying Salarius’ Preferred Stock to be issued to Decoy stockholders at Merger Closing will be increased by approximately 17 million shares. Accordingly, under Amendment No. 2, the relative ownership percentages of the combined company will result in Salarius’ legacy stockholders retaining 7.6% and Decoy’s legacy stockholders retaining 92.4% of the combined company following the completion of the Merger, in each case calculated on a fully-diluted basis, and before taking into account the dilutive effects of the Qualified Financing and any issuance of securities pursuant to such Qualified Financing after June 10, 2025, the date of Amendment No. 2.
In addition, Amendment No. 2 revises the form of Certificate of Designation (as defined further below) for Preferred Stock that will be filed upon Merger Closing to include post-closing anti-dilution price protection for holders of Preferred Stock whereby if, following completion of the Qualified Financing and the Merger, Salarius conducts any subsequent dilutive financing of at least $2 million at a weighted average effective price per share below the offering price offered to the public in the Qualified Financing, the conversion ratio will be reset to provide additional shares to Preferred Stockholders in an amount proportional to the dilution caused by such offering, with such protection applying for one year from issuance. The revised Certificate of Designation also provides that the Preferred Stock will not be convertible until the combined company meets the relevant initial listing standards of Nasdaq and contains a Salarius’ Common Stock. As provided in the original Certificate of Designation, the Preferred Stock will also not convert until Salarius obtains stockholder approval pursuant to Nasdaq listing rule 5635.
On July 18, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 3 to the Merger Agreement (“Amendment No. 3”) to allow certain holders of Decoy’s non-convertible promissory notes (the “Decoy Promissory Notes”) to exchange such debt for shares of Salarius' newly created Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”) pursuant to note exchange agreements between the holders of Decoy Promissory Notes and Decoy (the “Note Exchange Agreements”). The number of shares underlying the Series B Preferred Stock will be calculated by dividing the principal and interest owed on the exchanged Decoy

Promissory Notes by the per share offering price in the Qualified Financing, with the shares underlying the Series A Preferred Stock being reduced on a one-for-one basis by the number of shares underlying the Series B Preferred Stock, such that the relative percentage ownerships (pre-Qualified Financing) remain unchanged. The Series B Preferred Stock is identical in all material respects to the Series A Preferred Stock, including a conversion ratio of 1,000 shares of common stock per preferred share, and subject to similar adjustment and conversion restrictions, except for certain redemption and conversion provisions that include: (i) mandatory redemption requiring fifty percent (50%) of net proceeds from Salarius’ at-the-market equity program and equity line of credit to be used for redemption of the Series B Preferred Stock until fully redeemed, (ii) optional redemption allowing Salarius to redeem all or any portion of the outstanding Series B Preferred Stock at any time following the Merger Closing, and (iii) optional conversion at the discretion of the holders upon stockholder approval of the conversion of the Series B Preferred Stock and the Company’s achievement of the Nasdaq initial listing standards for a period of one year following such approvals, at which time remaining shares of Series B Preferred Stock shall automatically convert into Company common stock at the conversion ratio. Amendment No. 3 also requires the Company to effectuate the transactions contemplated by the Note Exchange Agreements, with the closing of such agreements to occur at the Merger Closing.
On July 29, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 4 to the Merger Agreement (“Amendment No. 4) to modify the conversion terms of the Company’s form of Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Non-Voting Convertible Preferred Stock (collectively, the “Preferred Stock”) to further incentivize the consent and conversion by the holders of certain convertible and non-convertible notes of Decoy. Specifically, the Fourth Amendment modifies the Certificate of Designations for each series of Preferred Stock to (i) remove the $2 million threshold requirement for triggering a “subsequent financing” under Section 7(e) that results in a proportional adjustment to the conversion ratio, (ii) change the conversion price adjustment calculation from a weighted average pricing mechanism to the actual per share offering price in any subsequent financing, and (iii) eliminate the one-year limitation on adjustments to the conversion ratio such that the adjustment will apply until such time as the Company’s stockholders approve the conversion of the Preferred Stock and the Company meets applicable Nasdaq initial listing standards. Except as modified by Amendment No. 4, the terms of the original Merger Agreement and Amendment Nos. 1, 2 and 3 remain in full force and effect.
A majority of Decoy’s outstanding debt will be exchanged for shares of Series A & B Preferred Stock pursuant to Note Exchange Agreements to be effective at the Merger Closing. . As of August 20, 2025, the parties expect $524,000 of the proceeds from this offering will be used to pay down certain of the remaining outstanding note holders. For the avoidance of doubt, none of the proceeds from this offering are being utilized to repay the approximately $140,000 of notes held by Decoy’s founders or principals, including without limitation, Rick Pierce, Barbara Hibner and Peter Marschel. Such officer notes will remain outstanding and have maturity dates that extend 12 months beyond the Merger Closing.
The respective ownership percentages were the result of arm’s length negotiations between the management team of Salarius and the management team of Decoy, along with their respective advisors and under the direction of each company's board of directors. The parties agreed to an original fair market value of Salarius of $4.6 million (assuming Salarius delivered $0 of net cash at Merger Closing) as determined by a value of $3.1 million attributable to its public company listing (based on Salarius’ market capitalization as of October 11, 2024, the date the term sheet between the Company and Decoy was entered into) and $1.5 million for its pipeline asset SP-3164, which Decoy has indicated it believes it could incorporate into its platform technology. With respect to Decoy’s valuation, the parties agreed to a value of $28.0 million for Decoy based on, among other things, an implied valuation of Decoy in connection with the issuance of previously issued convertible notes issued by Decoy in 2022 (which had assigned the Company an implied value of $25 million), Decoy’s ongoing scientific and technical achievements over the ensuing years following the issuance of such convertible notes, and publicly available information regarding the value of certain of Decoy’s competitors. The parties agreed to amend the fair market value of Salarius pursuant to Amendment No. 2 to address significant changes in market conditions and secure necessary consents from Decoy noteholders for the completion of the transaction. In connection with Amendment No. 2, the parties agreed to a fair market value of Salarius of $2.31 million as determined by a value of $1.6 million attributable to its public company listing (based on Salarius’ market capitalization as of June 10, 2025, the date the parties entered into Amendment No. 2) and $0.71 million for its pipeline asset SP-3164, which Decoy has indicated it believes it could incorporate into its platform technology.
Salarius has preliminarily determined that the merger will be accounted for as a reverse asset acquisition with Decoy considered the accounting acquirer. This determination is subject to a number of significant judgment and estimates, including that Decoy is not a variable interest entity due to the preliminary expectation that Decoy will have sufficient equity at risk based on the assumed equity at risk at closing. This conclusion is subject to change based on the actual equity at risk at closing. The determination that Decoy is considered the accounting acquirer is based on the expectations that, (i) immediately following the merger, Decoy’s senior management will hold key positions in senior management of the combined organization; and (ii) following subsequent shareholder approval (A) Decoy stockholders will own a substantial majority of the voting rights of the combined organization and (B) Decoy will designate a majority of the members of the board of directors of the combined organization. The transaction is expected to be accounted for as a reverse asset acquisition as Salarius does not meet the definition of a business because at the time of the closing of the acquisition, Salarius is not anticipated to have processes or an organized workforce that significantly contribute to its ability to create outputs, and its fair value is concentrated in IPR&D. Accordingly, for accounting purposes: (i) the merger will be treated as the equivalent of Decoy issuing stock to acquire the net assets of Salarius, (ii) the net assets of Salarius will be allocated a portion of the transaction price and recorded based upon their relative fair values in the financial statements at the time of closing, (iii) the reported historical operating results of the combined company prior to the merger will be those of Decoy and (iv) for periods prior to the transaction, shareholders’ equity of the combined company is presented based on the historical equity structure of Salarius.
2.Basis of Pro Forma Presentation
The unaudited pro forma consolidated combined financial information was prepared pursuant to the rules and regulations of Article 11 of Regulation S-X. The unaudited pro forma consolidated combined balance sheet as of June 30, 2025 was prepared using the historical balance sheets of Salarius and Decoy as of June 30, 2025, and gives effect to the Merger and the Financing Transaction as if they occurred on June 30, 2025. The unaudited pro forma consolidated combined statement of operations for the three months ended June 30, 2025, was prepared using the historical statements of Salarius and Decoy for the three months ended June 30, 2025, and gives effect to the Merger and the Financing Transaction as if they occurred on January 1, 2024. The unaudited pro forma consolidated combined statement of operations for the year ended December 31, 2024, was prepared using the historical statements of operations of Salarius and Decoy for the year ended December 31, 2024, and gives effect to the Merger and the Financing Transaction as if they occurred on January 1, 2024.
The merger is expected to be accounted for as a reverse asset acquisition in accordance with GAAP. Decoy will be deemed to be the accounting acquirer for financial reporting purposes. Accordingly, for accounting purposes: (i) the merger will be treated as the equivalent of Decoy issuing stock to acquire the net assets of Salarius, (ii) the net assets of Salarius will be allocated a portion of the transaction price and recorded based upon their relative fair values in the financial statements at the time of closing, (iii) the reported historical operating results of the combined company prior to the merger will be those of Decoy and (iv) for periods prior to the transaction, shareholders’ equity of the combined company is presented based on the historical equity structure of Salarius.
Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. During preparation of the unaudited pro forma consolidated combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma combined financial information assumes no material differences in accounting policies. Following the Merger and the Financing Transactions, management will conduct a final review of Salarius accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Salarius results of operations or reclassification of assets or liabilities to conform to Decoy’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma consolidated combined financial information.
Decoy and Salarius may incur significant costs associated with integrating their operations after the Merger is completed. The unaudited pro forma combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, which may result from the Merger.
To the extent that there are significant changes to the business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma consolidated financial information could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.
Additionally, as described in Note 1, the Pro Forma Assumptions include assumed terms for each of the Financing Transactions that may vary significantly from the actual terms of each.

3.Preliminary Estimated Purchase Price
For purposes of these unaudited pro forma combined financial information, the total estimated purchase price is summarized as follows:

Shares
Estimated number of common shares of the combined company to be owned by Salarius stockholders(1)	141,819
Multiplied by the fair value per share of Salarius common stock(2)	$ 5.44
Estimated fair value of Salarius common stock	$771,495
Estimated Decoy transaction costs(3)	$450,000
Estimated purchase price	1,221,495
__________________
(1)The final purchase price will be determined based on the number of Salarius common shares outstanding as of the closing date of the Merger. For purposes of this unaudited pro forma consolidated combined financial information, the estimated number of shares represent the Company’s outstanding shares of 141,819 as of June 30, 2025 expected to convert to common shares as a result of the Merger.
(2)The estimated purchase price was based on the agreed initial conversion price for Decoy noteholders conversion from debt to equity and represents the price at which Salarius sold shares to the market place through its ELOC program in July 2025. The fair value of the consideration given based on Salarius’ stock price is more clearly evident, and thus, more reliably measurable, than the fair value of the net assets acquired, as Salarius’ stock price is measured using Level 1 fair value inputs. The alternative treatment under US GAAP of measuring the purchase consideration using the fair value of the net assets acquired would require using a combination of Level 1, 2 and 3 fair value inputs and is not more clearly evident and more reliably measurable.
(3)The estimated transaction costs incurred by Decoy is based on estimates as of June 9, 2025. As indicated in ASC 805-50 regarding asset acquisitions, the accounting acquirer’s transaction costs incurred directly related to the asset purchase should be included in the consideration to acquire the assets.
The net assets of Salarius as of June 30, 2025 are $830k. After giving effect to the estimated transaction costs remaining to be incurred by Salarius of $100k, the net assets prior to allocation of the purchase price to the assets acquired will be negative $930k, providing for an implied value of IPR&D of $1.701k prior to the addition of the Decoy (buyer) transaction costs of $450k. The excess of the purchase price of $1.221k over the negative $930k of net assets at close of $2,152k will be allocated to IPR&D, which will be expensed immediately following the closing of the Merger.
The estimated purchase consideration reflected in this unaudited pro forma combined financial information does not purport to represent what the actual purchase consideration will be when the merger is completed. A 10% increase or decrease in the stock price would change the purchase price by approximately $78k and result in a related change to the amount of IPR&D expensed in the merger. The actual purchase price will fluctuate until the effective time of the merger.

4.Shares of Salarius Common Stock Issued to Decoy’s Stockholders Upon Closing of the Merger
At the effective time of the Merger, based on the Merger Agreement, Salarius would expect to issue an aggregate of 1,719,324 shares of Series A preferred stock and/or Series B Preferred Stock, at its initial conversion price, to the security holders of Decoy in the Merger, determined as follows:

Shares
Decoy shares of common stock outstanding	294,726
Decoy note holders equivalent shares	1,363,435
Decoy in-the-money options and warrants	61,163
Estimated total shares of Salarius common stock-equivalent preferred stock shares to be issued to Decoy security holders upon closing of the Merger	1,719,324

5.Pro Forma Adjustments
Adjustments included in the column under the heading “Transaction Accounting Adjustments” are primarily based on information contained within the Merger Agreement. Adjustments included in the column under the heading “Financing Adjustments” are primarily based on assumptions associated with the Qualified Financing. Further analysis will be performed upon completion of the Merger to confirm these estimates.
Based on a review of Salarius’ summary of significant accounting policies, the nature and amount of any adjustments to the historical consolidated financial statements of Salarius to conform to the accounting policies of Decoy are not expected to be significant.
Both Decoy and Salarius have a history of generating net operating losses and maintain a full valuation allowance against their net deferred tax assets. As a result, both entities have not reflected an income tax benefit or expense within the historical financial statement periods presented. Management has not identified any changes to the income tax positions due to the Merger that would result in an incremental tax expense or benefit. Accordingly, no tax-related adjustments have been reflected for the pro forma adjustments.
The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:
(a)To reflect the combination of the following items: $8,000k in gross proceeds to be received pursuant to the Qualified Financing in exchange for the issuance of 1,470,588 shares of Salarius common stock and their respective accompanying common warrants, offset by $972k in financing fees associated with the Qualified Financing (of which $510k had already been deferred and accrued as of June 30, 2025); $3.798k net proceeds received subsequent to June 30, 2025 pursuant to ELOC equity issuances of 367,887 shares of Salarius common stock. The Company notes that upon the completion of the step 2 of Decoy transaction, the warrants will be equity classified in accordance with ASC 815-40, Derivatives and Hedging —

Contracts in Entity’s Own Equity. See table below for all changes impacting cash and cash equivalents associated with the Financing Transaction Adjustments:

Qualified Financing Transaction of $8,000, net of $972 in financing fees	$ 7,028
Salarius ELOC Equity Issuances	3,798
Total financing adjustments to cash	$ 10,826
See table below for all changes to Stockholders’ Equity associated with the Financing Transaction Adjustments:

	Preferred Stock		Common Stock				Additional Paid-in-Capital
	Salarius		Decoy		Salarius			Accumulated	Stockholders'
(in thousands, except share data)	Shares	Amount	Shares	Amount	Shares	Amount		Deficit	equity
Financing Transaction Adjustments							(a)	(a)
Salarius Financing Transaction (a)	—	—	—	—	1,470,588		7,028	—	7,028
Extinguishment of bridge financing in cash and shares (a)	—	—	—	—	—	—	1,500	(320)	1,180
Salarius ATM Equity Issuances (a)	—	—	—	—	367,887	—	3,798	—	3,798
	—	$ —	—	$ —	1,838,475	$ —	$ 12,326	$ (320)	$ 12,006
(b)To reflect the combination of the following items: $100k in payment of transaction costs incurred by Salarius, $450k in payment of transaction costs incurred by Decoy and payment of 525k for the portion of Decoy promissory note to be extinguished in cash. The total Decoy transaction costs of $450k will be capitalized into the acquired IPR&D asset of $1,701k, with the total $2,151k then expensed and offset to accumulated deficit due to the IPR&D asset having no alternative future use. See the table below:

Payoff of Salarius transaction costs	$(100)
Payoff of Decoy transaction costs	(450)
Cash extinguish of Decoy notes	(525)
Total transaction accounting adjustments to cash	$(1,075)
(c)To reflect the settlement of Decoy warrants, shareholder notes, promissory notes, convertible notes, their associated accrued interest and in-the-money stock options totaling $23,573k primarily into shares of Decoy common stock and Salarius convertible preferred stock. The above mentioned promissory notes will be settled in a combination of Decoy shares and cash based on Decoy’s estimate - following Decoy’s commercially reasonable efforts to obtain noteholder consent to such conversion. Decoy shares will then be converted into shares of Salarius common stock-equivalent Salarius Series A preferred stock shares based on an agreed upon formula and the exchange ratio. The offset of the exchange of these items for equity is recorded to additional paid-in capital. Certain holders of the above mentioned non-convertible promissory notes will be exchanged for Series B Preferred Stock.

(d)To reflect the exchange of 1,287,930 Decoy Common shares outstanding of Decoy common stock for 294,726 shares of Salarius common stock-equivalent Series A preferred stock shares. See the table below note (g) to demonstrate all adjustments impacting common stock.
(e)This amount reflects the combination of the following items: a decrease of $59,941k to reflect the reclassification of historical accumulated deficit of Salarius as of June 30, 2025 of $84,591k, plus the impacts of remaining Salarius transaction costs to be incurred of $100k; an increase of $23,049k for the exchange of Decoy warrants, shareholder notes, promissory notes, convertible notes, bridge financing short term notes, their associated accrued interest and in-the-money stock options into shares of Decoy common stock; an increase of $1,701k for the implied value of the IPR&D acquired in the reverse asset acquisition. See the table below note (g) to demonstrate all adjustments impacting additional paid-in capital.
(f)This amount reflects the combination of the following items: an increase of $84,691k to reflect the reclassification of historical accumulated deficit of Salarius as of June 30, 2025 and a decrease of $2,151k for the value of the IPR&D asset expensed post-acquisition and recorded to accumulated deficit due to the IPR&D asset having no alternative future use. See the table below to demonstrate all changes to accumulated deficit pertaining to the Transaction Accounting Adjustments.

	Preferred Stock		Common Stock				Additional Paid-in-Capital
	Salarius		Decoy		Salarius			Accumulated	Stockholders'
(in thousands, except share data)	Shares	Amount	Shares	Amount	Shares	Amount		Deficit	equity
Transaction Accounting Adjustments				(d)			(e)	(f)
Exchange of Decoy warrants, shareholder notes, promissory notes, convertible notes, bridge financing short term notes and their associated accrued interest into shares of Decoy common stock and issuance of shares of Decoy common stock for in-the-money stock options (e)	—	$ —		$ —	1,424,598	$ —	$23,049	$ —	$23,049
Salarius transaction costs (b) (c) (d)	—	—	—	—	—	—	—	(100)	(100)
Elimination of Salarius' historical equity carrying value (g)	—	—	—	—	(141,819)	—	(84,691)	84,691	—
Exchange of outstanding Decoy common stock into Salarius common stock based on the assumed Exchange Ratio (f)	1,719	—	(1,287,930)	(1)	294,726	—	—	—	(1)
Reverse asset acquisition (b)	—	—	—	—	141,819	—	1,701	—	1,701
Expense IPR&D acquired in reverse asset acquisition (b)	—	—	—	—	—	—	—	(2,151)	(2,151)
Redemption of equity-classified Salarius warrants (b)	—	—	—	—	—	—	—	—	—
Conversion of Salarius RSUs to Salarius common stock					5	—	—	—	—
Total Adjustment	1,719	$ —	(1,287,930)	$(1)	1,719,329	$ —	$(59,941)	$82,440	22,498

(g)To reflect the reversal of interest expense and fair value adjustments associated with the warrants, shareholder notes, promissory notes, and convertible notes during the periods ended June 30, 2025 and December 31, 2024 that will be converted to shares of Salarius common stock upon closing of the Merger.
(h)To reflect the recognition of non-recurring general and administrative expense associated with the $972k of transaction costs remaining to be incurred as of December 31, 2024 by Salarius to be recorded in the pro forma statement of operations for the year ended December 31, 2024.
(i)To reflect the recognition of the non-recurring impairment of the $2,151k IPR&D asset acquired as part of the reverse asset acquisition because it has no alternative future use in the pro forma statement of operations for the year ended December 31, 2024.
(j)The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net income (loss) for the three months ended June 30, 2025 and the year ended December 31, 2024. In addition, the number of shares used to calculate the pro forma combined basic and diluted net income (loss) per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding as of the date of the Merger Closing, including the shares to be issued in the Qualified Financing, as if they have been outstanding for the entirety of the periods presented. For the six months ended June 30, 2025 and the year ended December 31, 2024, the pro forma weighted average shares outstanding has been calculated as follows:

	June 30, 2025	December 31, 2024
Weighted-average Decoy common shares outstanding – basic and diluted(i)	294,726	294,726
Decoy note holders equivalent shares	1,363,435	1,363,435
Decoy in-the-money options and warrants	61,163	61,163
Adjusted Weighted-average Decoy common shares equivalents outstanding – basic and diluted	1,719,324	1,719,324
$8.0 million of Qualified Financing	1,470,588	1,470,588
ATM Qualified Financing	—	26,619
ELOC Financing	367,887	387,005
Weighted-average Salarius common shares outstanding	126,160	64,147
Conversion of Salarius RSUs to Salarius common shares	5	9
Pro forma combined weighted average number of shares of common stock – basic and diluted	3,683,964	3,667,692
(i) This reflects the conversion of the 1,287,930 shares of Decoy common stock outstanding to Salarius common stock at an exchange ratio of .2288 shares of Salarius common stock for each outstanding share of Decoy common stock.
(k)The Decoy common shares equivalents will be issued in the form of convertible preferred shares on a 1000:1 basis (or 1,719 convertible preferred shares) which will be converted to common stock of the combined company after the completion of the Merger.